Exhibit 99.1

Jaguar Animal Health Appoints Karen Wright as Chief Financial Officer

December 16, 2015

SAN FRANCISCO—(BUSINESS WIRE)—Jaguar Animal Health, Inc. (NASDAQ:JAGX) (“Jaguar” or the “Company”), an animal health company focused on developing and commercializing first-in-class gastrointestinal products for companion and production animals, and high-value horses, announced today the appointment of Karen Wright as chief financial officer, effective immediately. John Kallassy, Jaguar’s former CFO, will continue to serve the Company as chief operating officer. Mr. Kallassy will assist with the transition of the CFO role.

Karen Wright brings more than 30 years of financial experience with a number of international biotech companies. Wright was most recently head of finance for Clene Nanomedicine. She also served as vice president of finance and corporate controller at multiple other private and public companies, including Veracyte (NasdaqGM: VCYT) and Intermune, which was acquired by Roche. Early in her career, Wright spent 13 years at Genentech building a strong foundation in the biotech industry.

“We are excited to welcome Karen to the Jaguar team. With more than 30 years of senior executive experience in life science companies, her addition strengthens our leadership team as we look to expand our clinical and commercial activities,” said Lisa Conte, Jaguar’s president and CEO. “Karen has proven herself to be a skilled financial leader by helping multiple companies analyze and streamline their financial operations, develop new strategies, and implement new systems, processes and controls needed to scale-up the businesses.”

“We are very thankful for John’s financial leadership during Jaguar’s IPO and through our first three quarters as a public company. He is an integral member of our executive team,” added Conte.

Karen Wright stated, “I am honored to join such a capable and experienced management team and become part of a company whose products are at the forefront of innovation in the animal health space.”

About Jaguar Animal Health, Inc.

Jaguar Animal Health, Inc. is an animal health company focused on developing and commercializing first-in-class gastrointestinal products for companion and production animals, and high-value horses. Canalevia™ is Jaguar’s lead prescription drug product candidate for the treatment of various forms of diarrhea in dogs. Canalevia™ is a canine-specific formulation of crofelemer, an active pharmaceutical ingredient isolated and purified from the Croton lechleri tree, which is sustainably harvested. Neonorm™ Calf and Neonorm™ Foal are the Company’s lead non-drug products. Neonorm™ is a standardized botanical extract derived from the Croton lechleri tree. Canalevia™ and Neonorm™ are distinct products that act at the same last step in a physiological pathway generally present in mammals. Jaguar has nine active investigational new animal drug applications, or INADs, filed with the FDA and intends to develop species-specific formulations of Neonorm™ in six additional target species, and formulations of Canalevia™ for cats, horses and dogs.

For more information, please visit www.jaguaranimalhealth.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the Company’s intention to develop species-specific formulations of Neonorm™ in additional target species, and the Company’s plan to develop formulations of Canalevia™ for cats, horses and dogs. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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Contacts

KCSA Strategic Communications

Garth Russell, 212-896-1250

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Allison Soss, 212-896-1267

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